Exhibit 99.1

Media	Investors
Stephen Hagey	Christopher Oltmann
(805) 530-5817	(818) 264-4907

PennyMac Financial Services, Inc. Reports Third Quarter 2018 Results

and Completes Corporate Reorganization

Westlake Village, CA, November 1, 2018 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $56.2 million for the third quarter of 2018, on revenue of $250.9 million.  Net income attributable to PFSI common stockholders was $14.5 million, or $0.57 per diluted share.  Book value per share increased to $21.47 from $21.19 at June 30, 2018.  Also today, the Company completed a corporate reorganization that simplified its corporate structure and converted all equity ownership to a single class of publicly-traded common stock.  Pro forma, giving effect to the reorganization, book value per share would have been $20.671.

Third Quarter 2018 Highlights

•	Pretax income was $61.7 million, down from $74.7 million in the prior quarter
o	Third quarter results reflect improved Production segment earnings and strong contributions from all three operating segments
•	Production segment pretax income was $25.7 million, up 35 percent from the prior quarter and down 63 percent from the third quarter of 2017
o	Total loan acquisitions and originations were $17.9 billion in unpaid principal balance (UPB), up 12 percent from the prior quarter and down 6 percent from the third quarter of 2017
o	Correspondent government and direct lending interest rate lock commitments (IRLCs) totaled $11.1 billion in UPB, down 6 percent from the prior quarter and 16 percent from the third quarter of 2017

[1]	Please refer to the reconciliation of reported to pro forma book value per share at September 30, 2018 at the end of this press release

o

Correspondent conventional acquisition volume fulfilled for PennyMac Mortgage Investment Trust (PMT) of $7.5 billion in UPB, up 39 percent from the prior quarter and drove an increase in fulfillment fee revenue

•	Servicing segment pretax income was $33.6 million, down 38 percent from $54.6 million in the prior quarter and up 37 percent from $24.5 million in the third quarter of 2017
o	Servicing segment pretax income excluding valuation-related changes was $29.9 million, down 17 percent from the prior quarter and 19 percent from the third quarter of 2017[2]
o	The servicing portfolio grew to $284.5 billion in UPB, up 8 percent from June 30, 2018 and 19 percent from September 30, 2017
o

Redeemed $500 million of MSR-secured term notes and issued $650 million of 5-year secured term notes; refinancing expected to reduce annual interest expense by $7 million after recognizing $4.6 million of debt redemption costs this quarter

o	Completed $11.6 billion in UPB of the previously announced bulk MSR portfolio acquisitions
•	Investment Management segment pretax income was $2.5 million, up from $1.1 million in the prior quarter and $0.7 million in the third quarter of 2017
o	Net assets under management were $1.6 billion, up 1 percent from June 30, 2018, and down 5 percent from September 30, 2017

Notable activity after quarter end

•

Completed the corporate reorganization with the conversion of all equity ownership into a single class of publicly-traded common stock effective November 1, 2018.  The transaction simplifies our corporate structure and financial reporting

•	Completed the acquisition of additional bulk Ginnie Mae MSR portfolios totaling $3.2 billion in UPB. An additional $1.2 billion in UPB of bulk MSR acquisitions are pending settlement[3]

[2]

Excludes changes in the fair value of MSRs and the ESS liability, and gains (losses) on hedging which were $60.9 million, $(1.1) million, and $(53.0) million, respectively, and a provision for credit losses on active loans of $(3.1) million in the third quarter of 2018.

[3]

These transactions are subject to continuing due diligence and customary closing conditions.  There can be no assurance regarding the size of the transactions or that the transactions will be completed at all.

“Our results this quarter reflect volume growth from last quarter in each of our production channels and continued growth of our servicing portfolio,” said President and CEO David Spector.  “Initiatives and investments targeted toward growing our consumer and broker direct channel volumes are showing encouraging results.  While the transition to a higher rate environment has resulted in a smaller origination market and intensified competition, PennyMac, with its unique operational capabilities, stands to benefit from market consolidation and the shift to a purchase-money focused market.  Finally, we are pleased to have completed our corporate reorganization which we believe offers many benefits including the simplification of our corporate structure, financial reporting, and improved comparability to other publicly traded companies.”

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended September 30, 2018
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$34,947	$21,967	$56,914	$—	$56,914
Loan origination fees	26,485	—	26,485	—	26,485
Fulfillment fees from PMT	26,256	—	26,256	—	26,256
Net servicing fees	—	109,703	109,703	—	109,703
Management fees	—	—	—	6,471	6,471
Carried Interest from Investment Funds	—	—	—	(17)	(17)
Net interest income:
Interest income	17,013	43,935	60,948	16	60,964
Interest expense	1,274	37,491	38,765	10	38,775
	15,739	6,444	22,183	6	22,189
Other	645	805	1,450	1,478	2,928
Total net revenue	104,072	138,919	242,991	7,938	250,929
Direct expenses	53,859	80,085	133,944	906	134,850
Shared services	14,124	16,466	30,590	3,097	33,687
Corporate overhead	10,422	8,795	19,217	1,478	20,695
Expenses	78,405	105,346	183,751	5,481	189,232
Pretax income	$25,667	$33,573	$59,240	$2,457	$61,697

Production Segment

Production includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels.

PennyMac Financial’s loan production activity for the quarter totaled $17.9 billion in UPB, of which $10.4 billion in UPB was for its own account, and $7.5 billion in UPB was fee-based fulfillment activity for PMT.  Correspondent government and direct lending IRLCs totaled $11.1 billion in UPB.

Production segment pretax income was $25.7 million, an increase of 35 percent from the prior quarter and a decrease of 63 percent from the third quarter of 2017.  Production revenue totaled $104.1 million, an increase of 16 percent from the prior quarter and a decrease of 27 percent from the third quarter of 2017.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(in thousands)
Receipt of MSRs in loan sale transactions	$147,259	$153,924	$154,763
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,157)	(936)	(1,495)
(Provision) Reversal of liability for representations and warranties, net	(687)	143	(402)
Cash investment (1)	(90,199)	(106,946)	(43,943)
Fair value changes of pipeline, inventory and hedges	1,698	14,761	(787)
Net gains on mortgage loans held for sale	$56,914	$60,946	$108,136

Net gains on mortgage loans held for sale by segment:
Production	$34,947	$33,966	$79,983
Servicing	$21,967	$26,980	$28,153

(1)	Net of cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming loans acquired by PMT in its correspondent production business.  These services include, but are not limited to: marketing; relationship management; the approval of correspondent sellers and the ongoing monitoring of their performance; reviewing loan data, documentation and appraisals to assess loan quality and risk; pricing; hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $26.3 million in the third quarter, up 80 percent from the prior quarter and 12 percent from the third quarter of 2017.  The quarter-over-quarter increase in fulfillment fee revenue was driven by a 39 percent increase in acquisition volumes by PMT and a higher weighted average fulfillment fee rate, which was 35 basis points in the third quarter, up from 27 basis points in the second quarter, reflecting lower discretionary reductions to facilitate successful loan acquisitions by PMT.

Production segment expenses were $78.4 million, an 11 percent increase from the prior quarter and a 7 percent increase from the third quarter of 2017.  The quarter-over-quarter increase was primarily driven by increased production activity.  Net interest income this quarter includes $12.8 million in incentives which the Company is currently entitled to receive under one of its master repurchase agreements to finance mortgage loans that satisfy certain consumer relief characteristics, compared with $12.5 million in the second quarter.  The master repurchase agreement is subject to a rolling six-month term through August 2019, unless terminated earlier at the option of the lender.

Servicing Segment

Servicing includes income from owned MSRs, subservicing and special servicing activities.  Servicing segment pretax income was $33.6 million compared with $54.6 million in the prior quarter and $24.5 million in the third quarter of 2017.  Servicing segment revenues totaled $138.9 million, down 6 percent from the prior quarter and up 34 percent from the third quarter of 2017.  The quarter-over-quarter decrease primarily reflects a reduction in valuation-related gains and decreased revenue from the reperformance of government-insured guaranteed loans bought out of Ginnie Mae pools.

Net loan servicing fees totaled $109.7 million and included $174.3 million in servicing fees reduced by $71.4 million in realization of MSR cash flows.  Valuation-related gains totaled $6.8 million, which includes MSR fair value gains of $60.9 million, associated hedging losses of $53.0 million and changes in fair value of the excess servicing spread (ESS) liability resulting in a $1.1 million loss.  The MSR fair value gains primarily resulted from expectations for lower prepayment activity in the future due to higher mortgage rates.  Before January 1, 2018, PennyMac Financial carried the majority of its MSRs at the lower of amortized cost or fair value.  Beginning January 1, 2018 and prospectively, the Company accounts for all MSRs at fair value.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(in thousands)
Servicing fees (1)	$174,262	$161,942	$153,782
Effect of MSRs:
Amortization and realization of cash flows	(71,362)	(65,227)	(65,751)
Change in fair value and provision for/reversal of impairment of MSRs carried at lower of amortized cost or fair value	60,883	42,259	(21,952)
Change in fair value of excess servicing spread financing	(1,109)	(996)	4,828
Hedging losses	(52,971)	(24,289)	7,174
Total amortization, impairment and change in fair value of MSRs	(64,559)	(48,253)	(75,701)
Net loan servicing fees	$109,703	$113,689	$78,081

(1)	Includes contractually-specified servicing fees

Servicing segment revenue also included $22.0 million in net gains on mortgage loans held for sale from the securitization of reperforming government-insured and guaranteed loans, compared to $27.0 million in the prior quarter and $28.2 million in the third quarter of 2017.  These loans were previously purchased out of Ginnie Mae securitizations as early buyout (EBO) loans and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.  Net interest income totaled $6.4 million, down from $6.7 million in the prior quarter and up from net interest expense of $3.3 million in the third quarter of 2017.  Interest income increased by $5.7 million from the prior quarter, primarily driven by increased income from custodial deposits.  Interest expense increased by $5.9 million from the second quarter driven by the redemption of the $500 million Series 2017-GT2 term notes, completed upon issuance of the $650 million Series 2018-GT2 term notes in August.  The refinancing resulted in the recognition of $4.6 million of debt issuance costs during the third quarter but is expected to reduce annual interest expense by approximately $7 million.

Servicing segment expenses totaled $105.3 million, a 13 percent increase from the prior quarter and a 33 percent increase from the third quarter of 2017, driven by servicing portfolio growth and transfers of recent bulk servicing acquisitions, in addition to EBO-related expenses resulting from a higher volume of buyouts from Ginnie Mae securitizations.

The total servicing portfolio reached $284.5 billion in UPB at September 30, 2018, an increase of 8 percent from the prior quarter end and 19 percent from September 30, 2017.  Servicing portfolio growth during the quarter was driven by the Company’s loan production activities and $11.6 billion in UPB of MSR acquisitions.  Of the total servicing portfolio, prime servicing was $283.7 billion in UPB and special servicing was $0.8 billion in UPB.  PennyMac Financial subservices and conducts special servicing for $87.2 billion in UPB, an increase of 7 percent from June 30, 2018 and 23 percent from September 30, 2017.  PennyMac Financial’s owned MSR portfolio grew to $193.7 billion in UPB, an increase of 9 percent from the prior quarter’s end.

The table below details PennyMac Financial’s servicing portfolio UPB:

	September 30, 2018	June 30, 2018	September 30, 2017
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$138,311,827	$132,307,067	$113,590,527
Acquisitions	55,347,551	45,957,173	49,209,050
	193,659,378	178,264,240	162,799,577
Mortgage servicing liabilities	1,265,461	1,569,602	1,512,632
Mortgage loans held for sale	2,352,771	2,448,908	2,858,642
	197,277,610	182,282,750	167,170,851
Subserviced for Advised Entities	86,389,458	80,359,635	69,498,140
Total prime servicing	283,667,068	262,642,385	236,668,991
Special servicing:
Subserviced for Advised Entities	837,003	854,994	1,703,817
Total special servicing	837,003	854,994	1,703,817
Total loans serviced	$284,504,071	$263,497,379	$238,372,808

Mortgage loans serviced:
Owned
Mortgage servicing rights	$193,659,378	$178,264,240	$162,799,577
Mortgage servicing liabilities	1,265,461	1,569,602	1,512,632
Mortgage loans held for sale	2,352,771	2,448,908	2,858,642
	197,277,610	182,282,750	167,170,851
Subserviced	87,226,461	81,214,629	71,201,957
Total mortgage loans serviced	$284,504,071	$263,497,379	$238,372,808

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation.  Net assets under management were $1.6 billion as of September 30, 2018, up 1 percent from June 30, 2018, and down 5 percent from September 30, 2017.

Pretax income for the Investment Management segment was $2.5 million, compared to $1.1 million in the prior quarter and $0.7 million in the third quarter of 2017.  Management fees, which include base management fees from PMT, increased 14 percent from the prior quarter and 4 percent from the third quarter of 2017.  Management fees also included incentive fees of $0.7 million based on PMT’s performance.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,799	$5,728	$6,038
Performance incentive	683	—	—
	6,482	5,728	6,038
Investment Funds	(11)	(64)	178
Total management fees	6,471	5,664	6,216
Carried Interest	(17)	(168)	(1,158)
Total management fees and Carried Interest	$6,454	$5,496	$5,058

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,558,563	$1,545,487	$1,610,565
Investment Funds	—	765	29,955
	$1,558,563	$1,544,926	$1,640,520

Investment Management segment expenses totaled $5.5 million, down 5 percent from the prior quarter and up 27 percent from the third quarter of 2017.  The increase from the prior year was primarily due to a change in accounting for expenses reimbursed by PMT under the Company’s management agreement with PMT.  Beginning January 1, 2018, PennyMac Financial is required to include such expense reimbursements in its net revenue and the expenses reimbursed in its expenses.  Previously, PennyMac Financial reduced its expenses by the amount of such reimbursements.

Consolidated Expenses

Total expenses for the third quarter were $189.2 million, a 12 percent increase from the prior quarter and a 21 percent increase from the third quarter of 2017.  The quarter-over-quarter change was driven by higher expenses in the Production and Servicing segments due to higher volumes of activity and higher interest expense due to the redemption of term notes in August.

***

Executive Chairman Stanford L. Kurland concluded, “As the mortgage market continues to adjust to higher rates, PennyMac Financial stands out from the competition by continuing to deliver strong production results and servicing portfolio growth.  The earnings contribution from our growth initiatives focused on product and channel development will become increasingly meaningful over time.  Underlying our success has been the strength of our management team and the development of new technologies across our business to drive greater operational capacity and efficiency.  We expect to see consolidation in the mortgage market, and successful firms will be the ones that have the size, scale and technological capabilities to compete.  We continue to make investments in technologies to further solidify our position as a leading, cost-efficient producer of residential mortgages, and are confident that we are well-positioned to benefit from the changes taking place in the mortgage market.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Thursday, November 1, 2018.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.  Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, the recently completed corporate reorganization, the expected benefits and market and financial impact of the reorganization and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government‑sponsored entities and changes in their current roles or their guarantees or guidelines;

changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third‑party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of  regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or investment strategies or expansion of existing business activities or investment strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our exposure to risks of loss with real estate investments resulting from adverse weather conditions and man-made or natural disasters; and our organizational structure and certain requirements in our charter documents.  You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2018	June 30, 2018	September 30, 2017
	(in thousands, except share amounts)
ASSETS
Cash	$102,627	$189,663	$67,708
Short-term investments at fair value	145,476	98,571	136,217
Mortgage loans held for sale at fair value	2,416,955	2,527,231	2,935,593
Assets purchased from PennyMac Mortgage Investment Trust under agreements to resell pledged to creditors	133,128	138,582	148,072
Derivative assets	73,618	92,471	76,709
Servicing advances, net	259,609	258,900	262,650
Investment in PennyMac Mortgage Investment Trust at fair value	1,518	1,424	1,304
Mortgage servicing rights	2,785,964	2,486,157	2,016,485
Real estate acquired in settlement of loans	2,493	2,300	986
Furniture, fixtures, equipment and building improvements, net	31,662	29,607	30,037
Capitalized software, net	36,484	31,913	21,625
Receivable from PennyMac Mortgage Investment Trust	27,467	19,661	16,008
Loans eligible for repurchase	889,335	879,621	584,394
Other	86,194	85,605	90,581
Total assets	$6,992,530	$6,841,706	$6,388,369

LIABILITIES
Assets sold under agreements to repurchase	$1,739,638	$1,825,813	$2,096,492
Mortgage loan participation and sale agreements	524,667	528,368	531,776
Notes payable	1,291,847	1,140,546	890,884
Obligations under capital lease	9,630	13,032	24,373
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	223,275	229,470	248,763
Derivative liabilities	12,693	4,094	11,474
Mortgage servicing liabilities at fair value	9,769	10,253	16,076
Accounts payable and accrued expenses	140,363	114,409	124,888
Payable to PennyMac Mortgage Investment Trust	91,818	99,309	124,589
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	47,605	46,903	75,076
Income taxes payable	74,158	67,357	49,620
Liability for loans eligible for repurchase	889,335	879,621	584,394
Liability for losses under representations and warranties	21,022	20,587	19,673
Total liabilities	5,075,820	4,979,762	4,798,078

STOCKHOLDERS' EQUITY
Class A common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 25,195,436, 25,008,655 and 23,219,088 shares, respectively	3	3	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 45, 45 and 49 shares, respectively	—	—	—
Additional paid-in capital	236,457	229,941	196,346
Retained earnings	304,386	299,951	202,988
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	540,846	529,895	399,336
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	1,375,864	1,332,049	1,190,955
Total stockholders' equity	1,916,710	1,861,944	1,590,291
Total liabilities and stockholders’ equity	$6,992,530	$6,841,706	$6,388,369

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(in thousands, except earnings per share)
Revenue
Net mortgage loan servicing fees:
Mortgage loan servicing fees
From non-affiliates	$147,182	$138,871	$126,416
From PennyMac Mortgage Investment Trust	10,071	9,431	11,402
From Investment Funds	—	3	416
Ancillary and other fees	17,009	13,637	15,548
	174,262	161,942	153,782
Amortization, impairment and change in estimated fair value of mortgage servicing rights and excess servicing spread	(64,559)	(48,253)	(75,701)
Net mortgage loan servicing fees	109,703	113,689	78,081
Net gains on mortgage loans held for sale at fair value	56,914	60,946	108,136
Mortgage loan origination fees	26,485	24,428	33,168
Fulfillment fees from PennyMac Mortgage Investment Trust	26,256	14,559	23,507
Net interest income:
Interest income	60,964	55,104	44,442
Interest expense	38,775	32,616	42,492
	22,189	22,488	1,950
Management fees, net:
From PennyMac Mortgage Investment Trust	6,482	5,728	6,038
From Investment Funds	(11)	(64)	178
	6,471	5,664	6,216
Carried Interest from Investment Funds	(17)	(168)	(1,158)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	129	108	(33)
Results of real estate acquired in settlement of loans	194	13	281
Other	2,605	2,571	487
Total net revenue	250,929	244,298	250,635
Expenses
Compensation	103,364	98,540	93,417
Servicing	40,797	28,490	24,968
Technology	15,273	15,154	13,926
Occupancy and equipment	7,117	6,507	5,933
Professional services	7,117	5,587	4,636
Loan origination	7,203	5,144	5,581
Marketing	2,275	2,218	2,375
Other	6,086	7,960	5,655
Total expenses	189,232	169,600	156,491
Income before provision for income taxes	61,697	74,698	94,144
Provision for (benefit from) income taxes	5,545	6,293	11,652
Net income	56,152	68,405	82,492
Less: Net income attributable to noncontrolling interest	41,663	50,568	65,411
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$14,489	$17,837	$17,081

Earnings per share
Basic	$0.58	$0.71	$0.73
Diluted	$0.57	$0.70	$0.71
Weighted-average common shares outstanding
Basic	25,125	24,959	23,426
Diluted	78,913	78,825	78,416

PENNYMAC FINANCIAL SERVICES, INC.

RECONCILIATION OF REPORTED TO PRO FORMA BOOK VALUE PER SHARE

AT SEPTEMBER 30, 2018

	As presented	Pro forma adjustments	Pro forma
	(in thousands except book value per share)
STOCKHOLDERS' EQUITY
Class A common stock	$3	$5	$8
Class B common stock	—	—	—
Additional paid-in-capital(1)	236,457	1,059,238	1,295,695
Retained earnings	304,386	—	304,386
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	540,846	1,059,243	1,600,089
Noncontrolling interest in Private National Mortgage Acceptance Company, LLC	1,375,864	(1,375,864)	—
Total stockholders' equity	$1,916,710	$(316,621)	$1,600,089

Class A common shares outstanding	25,195	52,222	77,417
Book value per share	$21.47	($0.80)	$20.67

(1)	Adjustments to additional paid-in capital are comprised of the following:

Transfer of non-controlling interest	$1,375,864
Par value of shares issued pursuant to conversion of PNMAC Class A Units	(5)
Deferred taxes attributable to converted Class A PNMAC units	(316,621)
$1,059,238